Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on May 16, 2012

			Broker
Election of Directors	Votes For	Votes Withheld	Non-votes
Lisa Angelot	2,127,727	7,768	797,493
Thomas C. McGraw	2,120,101	15,394	797,493
Thomas G. Atwood, D.D.S.	2,124,406	11,089	797,493
Ronald R. Barels, D.D.S.	2,127,727	7,768	797,493
Merrie Turner Lightner	2,126,810	8,685	797,493
Michael Pacelli	2,127,727	7,768	797,493
Edward J. Watson	1,575,908	559,587	797,493
Jim D. Black	1,565,870	569,625	797,493
Anthony J. Clifford	1,565,870	569,625	797,493

Advisory Vote on				Broker
Executive Compensation	Votes For	Against	Abstain	Non-votes
	1,533,285	589,299	19,911	797,493

Advisory Vote on the Frequency of the Future “Say on Pay” votes	One year	Two years	Three years	Abstain
	1,297,784	60,371	747,474	29,866

Appointment of				Broker
Moss Adams LLP	Votes For	Against	Abstain	Non-votes
	2,911,179	15,984	5,825	797,493